QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 29, 2010, accompanying the consolidated financial statements included in the Annual Report of First Community Corporation on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of First Community Corporation on Form S-8 (File Nos. 333-135099, 333-119630 and 333-90603) and on Form S-3 (File No. 333-157271).

/s/Elliott Davis, LLC
Columbia, South Carolina
March 29, 2010

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM